Exhibit 10.5

AMENDMENT ONE TO CREDIT AGREEMENT

This Amendment One to Credit Agreement (“Amendment”) is dated as of May 22, 2003, among MATRIX SERVICE COMPANY, as Borrower, the Lenders and BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA), with its main office in Chicago, Illinois, as a Lender and as Agent for the Lenders.

RECITALS

A. Reference is made to the Credit Agreement dated as of March 7, 2003, among Borrower, Lenders and Agent, pursuant to which each of the Lender’s established their respective Commitments in favor of the Borrower.

B. Borrower has requested the Lenders to (i) temporarily permit Revolving Loans in excess of the Borrowing Base, not to exceed $8,000,000, and (ii) make certain other amendments to the Credit Agreement; and the Lenders and Agent have agreed thereto, subject to the terms and conditions set forth below.

C. Terms used herein shall have the meanings ascribed to them in the Credit Agreement, unless otherwise defined herein.

AGREEMENT

1. Amendments to Credit Agreement.

1.1 Temporary Over-Advance. Lenders and Agent agree that the term “Borrowing Base” as used in Sections 2.1.1 and 2.7.2(iv) shall read “Borrower Base plus $8,000,000” until the earliest of: (a) August 31, 2003; (b) the occurrence of Default; or (c) upon the failure of Borrower to maintain outstanding Revolving Loans and LC Obligations equal to or below the Borrowing Base for at least five (5) consecutive Business Days during each of the months of May, June, July and August; whereupon, the words “plus $8,000,000” shall be automatically deleted without any action by the Agent. With respect to any amounts outstanding in excess of the Borrowing Base, the Applicable Margin shall equal 250 basis points.

1.2 Borrowing Base Determination Date. The term Borrowing Base Determination Date shall now read as follows:

“Borrowing Base Determination Date” means (i) the last day of each calendar month, and (ii) if elected by Borrower, the last day of any given week within any given calendar month.”

1.3 Optional Prepayment. Section 2.7.1 is hereby amended to read as follows:

“2.7.1. Optional Prepayments. Loans bearing interest based on the ABR (other than Swing Line Loans) may be prepaid at any time without penalty or premium on the same Business Day prior written notice is delivered by noon in a minimum amount of $500,000. Loans bearing interest based on the Eurodollar Rate (other than Swing Line Loans) may be prepaid, subject to funding indemnification but without penalty or premium on at least one (1) Business Day’s prior written notice in a minimum amount of $3,000,000 or any integral multiple of $1,000,000 in excess thereof.

1.4 LC Fees. Section 2.19.4 is hereby amended to evidence that the words “Payment Date” shall now mean and read “the last day of each calendar quarter.”

1.5 Leverage Ratio. Section 6.27.2 is hereby amended to evidence that the date “February 28, 2004” shall now mean and read “February 29, 2004.”

2. Representations. Borrower represents to Agent and Lenders that: (i) their exists no Default or Unmatured Default; (ii) the representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof, except to the extent such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and (iii) it is in compliance with the financial covenants as set forth in Section 6.27.

3. Ratifications. Borrower shall deliver to Agent fully executed originals of the Ratification of Security Agreements and Ratification of Guaranty Agreement, in the forms set forth on Schedules “3-A” and “3-B”, respectively, attached hereto.

4. Fee. As inducement for the Lenders and Agent to execute this Amendment, Borrower shall pay $43,750 in good funds, upon the execution hereof, to Agent for the ratable distribution to the Lenders.

5. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma.

6. Reimbursement. Borrower agrees to reimburse Agent for any costs, expenses, and fees (including reasonable attorney fees) incurred in connection with the preparation of this Amendment.

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Amendment as of the date first above written.

MATRIX SERVICE COMPANY

By:
Michael J. Hall, Vice President

Notice Address:	10701 East Ute Street
Tulsa, OK 74116
Attention:	Michael J. Hall,
Vice President
Telephone:	(918) 838-8822
FAX:	(918) 838-8810

BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA)
Individually and as Agent and LC Issuer

By:
David G. Page, First Vice President

Notice Address:	4th Floor OK2-6110
15 East Fifth Street Tulsa, OK 74103
Attention:	David G. Page,
First Vice President
Telephone:	(918) 586-5430
FAX:	(918) 586-5474